Internal Revenue Service - QTDP	Department of the Treasury
Mail Stop 7900 Attn: ATSU 84404
973 North Rulon White Boulevard
Ogden, UT 84404	Date:
October 29, 2010

Contact Person:
Wandalee McLaughlin

Employee Identification Number:
1001023100 Contact
Peggy Farley	Telephone Number:
Bioheart, Inc.	651-312-2109 (Not Toll Free)
13794 N.W. 4th Street Suite 212
Sunrise, FL 33325

Dear Applicant:

This letter is in response to the application submitted by Bioheart, Inc., 65-0945967, on June 25, 2010, requesting certification for qualified investments in a qualifying therapeutic discovery project under section 48D of the Internal Revenue Code for:

MARVEL Trial REGEN Trial

Based on the information submitted in the application for this project, we hereby certify $ 488,958.48 of qualified investment. Accordingly, a grant in the amount of $ 244,479.24 has been approved. Please see the enclosed for additional information.

If you have any questions, please contact the person whose name and number are shown above.

Sincerely Yours,

/s/ Glenn DeLoriea

Enclosures:	Glenn DeLoriea
Program Manager

CC:
Peggy A. Farley

10100	Letter 4615 (6-2010)
Catalog Number: 55193C